EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 29, 2006

To the Board of Directors and Stockholders
Celadon Group, Inc.
Indianapolis, Indiana

We consent to the incorporation by reference in the Registration Statements Nos. 333-14641, 333-42207, 333-42209, 333-31164, and 333-131227 on Form S-8 of Celadon Group, Inc. of our report dated June 26, 2006, appearing in the Annual Report on Form 11-K relating to the financial statements of the Celadon Group, Inc. 401(k) Employee Savings Plan as of December 31, 2005 and 2004.

/s/ Somerset CPAs, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
Indianapolis, Indiana

Back to Form 11-K